UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 13, 2006

Xybernaut Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-21013	54-1799851
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5175 Parkstone Drive, Suite 130, Chantilly, Virginia		20151
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-480-0480

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed in paragraph six of Item 1.01 of the Form 8-K filed on April 6, 2006, the United States Bankruptcy Court for the Eastern District of Virginia (the "Bankruptcy Court") entered a stipulation and order ("Original Stipulation and Order") on March 28, 2006 approving a certain settlement by and among Xybernaut Corporation (the "Company"), Xybernaut Solutions, Inc. ("XSI" and together with the Company, the "Debtors"), the Official Committee of Equity Security Holders (the "Equity Committee") and the Official Committee of the Unsecured Creditors (the "Creditors’ Committee"). As previously disclosed in paragraph seven of Item 1.01 of the Form 8-K filed on April 6, 2006, a settlement agreement (the "Settlement Agreement") between the Debtors, LC Capital Master Fund, Ltd. ("LC Fund"), the Equity Committee and the Creditors’ Committee dated March 31, 2006 required the Debtors to execute, file and request the Bankruptcy Court to enter a superseding stipulation and order (the "Superseding Stipulation and Order") to amend the Original Stipulation and Order. As previously disclosed in paragraph seven of Item 1.01 of the Form 8-K filed on April 6, 2006, the Superseding Stipulation and Order would provide that the Debtors will place $200,000 into a segregated escrow account established for the benefit of the general unsecured creditors (the "GUC Escrow Account") upon receipt of additional funding from East River Capital LLC ("ERC") beyond the initial loan amount of $1.9 million. On April 13, 2006, the Bankruptcy Court entered the Superseding Stipulation and Order providing that upon the Debtors’ receipt of any additional funding from ERC beyond (i) the $1.9 million initial loan amount, (ii) the $300,000 payable to LC Fund pursuant to the Settlement Agreement and (iii) the $200,000 payable to an escrow created for the benefit of ERC, the Debtors will place $200,000 of such additional funding into the GUC Escrow Account. The other terms of the Superseding Stipulation and Order previously disclosed remain unchanged.

Item 7.01 Regulation FD Disclosure.

As previously reported in Item 1.03 of the Form 8-K filed on July 26, 2005, the Debtors filed voluntary petitions for relief under Chapter 11 of the United States Code in the Bankruptcy Court on July 25, 2005.

On April 18, 2006, the Debtors filed with the Bankruptcy Court their Monthly Operating Reports for the month of March 2006 (the "Monthly Operating Reports"). A copy of the Monthly Operating Report for the Company is attached hereto as Exhibit 99.1 and is incorporated by reference herein. A copy of the Monthly Operating Report for XSI is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

The information contained in the Monthly Operating Reports is preliminary and subject to revision, and the Company cautions readers not to place undue reliance upon this information. The Monthly Operating Reports are unaudited and in a format prescribed by applicable bankruptcy laws that is generally consistent, but not in full conformity, with generally accepted accounting principles. The information in the Monthly Operating Reports might not be indicative of the Company’s financial condition or operating results for the period that would be reflected in the Company’s financial statements or in a periodic report filed pursuant to the Securities Exchange Act of 1934, as amended. The information set forth in the Monthly Operating Reports should not be viewed as indicative of future results and should not be used for investment purposes.

All statements, other than historical facts, included in the Monthly Operating Reports regarding the Debtors’ financial position, business strategy, and plans of management for future operations are "forward looking statements." They are based on management’s beliefs and assumptions, and on information currently available to management. Forward looking statements include, but are not limited to, statements in which words such as "expect," "see," "anticipate," "intend," "plan," "believe," "hope," "estimate," "consider," or similar expressions are used. Such forward looking statements are not guarantees of future performance.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Monthly Operating Report for the Company for the month of March 2006

99.2 Monthly Operating Report for XSI for the month of March 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xybernaut Corporation

April 19, 2006	By:	/s/ John F. Moynahan

Name: John F. Moynahan
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Monthly Operating Report for the Company for the month of March 2006
99.2	Monthly Operating Report for XSI for the month of March 2006